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                                  EXHIBIT 99.1



KeyCorp (ticker: KEY, exchange: New York Stock Exchange) News
Release - 9/26/2002

JEFFREY B. WEEDEN JOINS KEYCORP AS CHIEF FINANCIAL OFFICER
CLEVELAND, Sep 26, 2002 /PRNewswire-FirstCall via COMTEX/ --

Company's Senior Management Team Now in Place

KeyCorp announced today that Jeffrey B. Weeden will join the company as chief financial officer, effective September 30. This action completes the restructuring of Key's senior management team, which Henry L. Meyer III initiated in 2001, when he was named Key's CEO.

Weeden was most recently president and CEO of MFN Financial Corporation, a national consumer finance company, based in Lake Forest, IL. Prior to joining MFN Financial, he was senior vice president and chief financial officer of Firstar Corporation, a Milwaukee-based bank holding company. Weeden also has held senior positions at Banks of Iowa, Inc. and the accounting firm of Ernst & Young, both in Des Moines, Iowa. Weeden replaces K. Brent Somers, who earlier this year announced his retirement from Key.

"Jeff has a proven track record as a chief financial officer and a conservative accounting philosophy that fits well with Key's long-standing policies," Meyer said. "Equally important, he brings to us the broader management expertise he gained at MFN Financial, first, as chief operating officer, then as CEO. He will work as a partner with our line-of-business leaders to drive financial performance, focusing particularly on profitable revenue growth, which is clearly our highest priority."

At MFN Financial, Weeden was a senior member of the management team that rehabilitated the company, then merged it with Consumer Portfolio Services, Inc. in March 2002. This work included divesting non-core businesses, consolidating operations and substantially reducing expenses, as well as modernizing and automating the financial and underwriting systems and restructuring the organization around sales, underwriting and collections.

During his seven years at Firstar, beginning in 1991, Weeden was involved intimately in the bank's merger and acquisition activities, including the merger of Star Banc Corporation with Firstar. He also completed a number of initiatives that improved the efficiency and effectiveness of the bank's financial and accounting functions.

Beyond new leadership, Key has undergone a number of other strategic and operating changes since Meyer became CEO, including:


          * Completing a corporate-wide performance initiative that reduced Key's annual expenses by more than $200 million;

          * Exiting several non-core and transaction-oriented businesses that did not reflect Key's relationship-based orientation;

          * Strengthening loan loss provisions to $1.5 billion;

          * Further integrating McDonald Investments and Key by consolidating all institutional business within a single organization and similarly combining the investment brokerage and private banking functions; and

          * Simplifying the company by reducing Key's reporting structure from 22 to 10 businesses.

"These strategic and organizational changes -- and the strong management team we now have in place -- position us well to take advantage of opportunities as the economy improves," Meyer said. Cleveland-based KeyCorp is one of the nation's largest bank-based financial services companies, with assets of approximately $83 billion. Key companies provide investment management, retail and commercial banking, retirement, consumer finance, and investment banking products and services to individuals and




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companies throughout the United States and, for certain businesses, internationally. The company's businesses deliver their products and services through KeyCenters and offices; a network of approximately 2,300 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com(R), that provides account access and financial products 24 hours a day.

SOURCE KeyCorp
CONTACT:
Media, John Fuller, +1-216-689-8140, or
william_fuller@keybank.com, or Analysts, Vernon L. Patterson, +1-216-689-0520, or vernon_patterson@keybank.com, both of KeyCorp

URL: http://www.key.com
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